CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus/Proxy Statement (the "Prospectus/Proxy") and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of Evergreen Select Money Market Trust of our report dated April 9, 1998, relating to the financial statements and financial highlights of Evergreen Select Money Market Fund, Evergreen Select Treasury Money Market Fund and Evergreen Select Municipal Money Market Fund (collectively the "Funds") appearing in the Funds' February 28, 1998 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy.


/s/ PRICE WATERHOUSE LLP
-------------------------------

Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York  10036
April 27, 1998

                 Consent of Ernst & Young LLP, Independent Auditors



          We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference to the Registration Statement on Form N-14AE and related Prospectus/Proxy Statement of Evergreen Select Money Market Trust (Evergreen Select Money Market Fund, Evergreen Select Treasury Money Market Fund and Evergreen Select Municipal Money Market Fund), of this reference and of our report dated August 12, 1997 on the CoreFunds, Inc. Elite Cash Reserve, the CoreFunds, Inc. Elite Treasury Reserve and the CoreFunds, Inc. Elite Tax-Free Reserve.

                                                            /s/ERNST & YOUNG LLP
                                                           ---------------------
                                                            ERNST & YOUNG LLP



      Philadelphia, Pennsylvania
      April 27, 1998